Exhibit 10.42

RECOURSE PROMISSORY NOTE

, New York	May 13, 2002

1.             MAKER’S PROMISE TO PAY.  FOR VALUE RECEIVED, DANIEL ROSENSWEIG (“Maker”), promises to pay to the order of YAHOO! INC., a Delaware corporation (“Holder”), at 701 First Avenue, Sunnyvale, CA  94089 or at such other place as Holder may from time to time designate in writing to Maker, the sum of One Million Dollars ($1,000,000) (the “Principal Balance”).  The Principal Balance shall be due and payable on April 30, 2006 (the “Maturity Date”).

2.             PAYMENT.  Any payments received by Holder pursuant to the terms hereof shall be applied to the Principal Balance due Holder pursuant to the terms hereof.

3.             ACCELERATION.  The cessation for any reason of Maker’s employment by Holder shall be deemed to be an “Event of Acceleration” under this Note.

4.             SECURITY.  The Principal Balance shall be secured by a deed of trust or mortgage encumbering Maker’s primary residence which shall be subordinate to any institutionally issued mortgage.  This note, however, is full-recourse and any assets of the Maker may be used and shall be available to satisfy the Principal Balance.

5.             REMEDIES.  Upon the occurrence of an Event of Acceleration hereunder, Holder may, in its sole and absolute discretion and without demand or notice to Maker, (a) declare the entire Principal Balance immediately due and payable within 30 days, and (b) exercise any and all rights and powers and pursue any and all remedies now or hereafter available under applicable law.  No delay or omission on the part of Holder in exercising any right or remedy under this Note shall operate as a waiver of such right or remedy.

6.             WAIVERS.  Maker hereby waives diligence, presentment, protest and demand, notice of protest, demand, dishonor and nonpayment of this Note, and notice of intention to accelerate the maturity of this Note, and expressly agrees that, without in any way affecting the liability of Maker hereunder, Holder may extend any date or time for payment hereunder, accept security or release any party liable hereunder and release any security now or hereafter securing this Note.  Maker further waives, to the fullest extent permitted by law, the right to plead any and all statutes of limitations as a defense to demand on this Note, or on any deed of trust, security agreement, lease assignment, guaranty or other agreement now or hereafter securing this Note.  Maker hereby waives all rights of setoff and counterclaim with respect to this Note, including rights of setoff and counterclaim with respect to this Note, which may arise from claims heretofore unknown to Maker.

7.            EMPLOYMENT.  This Note is issued pursuant to the employment contract between Maker and Holder as of April 23, 2002.  Maker understands and agrees that this Note is not an employment contract, and nothing in this Note creates any right to Maker’s continuous employment by Holder, or to Maker’s employment for any particular term.  Nothing in this Note shall affect in any manner whatsoever the right or power of Holder under such employment agreement.

8.             NOTICES.  Any notice, request, demand, instruction or other communication to be given to any party hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or sent by registered or certified mail, return receipt requested, as follows:

If to Maker:

If to Holder:	Yahoo! Inc.
701 First Avenue
Sunnyvale, California 94089
Attention: Chief Financial Officer

The addressees for the purpose of this Note may be changed by giving written notice of such change in the manner provided for giving such notice.  However, unless and until such written notice of change is actually received, the last address and addressees as stated by written notice, or provided herein if no notice of change has been received, shall be deemed to continue in effect for all purposes hereunder.

9.            ATTORNEYS’ FEES.  If Holder seeks legal advice following a default by Maker hereunder or refers this Note to collection or to reclaim, protect, preserve or enforce this Note, then Maker shall pay all fees, expenses and any other costs associated with such default (including, without limitation, all attorneys’ fees, expenses and costs).

10.          SEVERABILITY.  Every provision of this Note is intended to be severable.  In the event any term or provision hereof is declared by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the balance of the terms and provisions, which shall remain binding and enforceable.

11.         NUMBER AND GENDER.  In this Note the singular shall include the plural and the masculine shall include the feminine and vice versa, if the context so requires.

12.         ASSIGNMENT.  This Note may be assigned, transferred, hypothecated or otherwise conveyed, in whole or in part, by Holder without the prior written consent of Maker.  Maker may not assign, transfer, hypothecate or otherwise convey his or her rights, duties or obligations under this Note.

13.          CHOICE OF LAW.  This Note shall be governed and construed in accordance with the laws of the State of California.

MAKER

By:	/s/ Daniel Rosensweig